UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

Entegris, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32598	41-1941551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 436-6500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2013, the registrant’s Board of Directors (“Board”) elected Jim Gentilcore as a director of the registrant, effective immediately. Mr. Gentilcore has held chief executive positions in a number of technology companies, including most recently as CEO of Edwards Group Limited. A more extensive biography for Mr. Gentilcore is included in the press release issued by the registrant on December 10, 2013, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The election of Mr. Gentilcore brings the size of the Board to nine members. There are no arrangements or understandings pursuant to which Mr. Gentilcore was selected as a director. Mr. Gentilcore has been appointed to the Audit and Finance Committee and the Management Development and Compensation Committee of the Board. Mr. Gentilcore has no related person transaction, as defined in Item 404(a) of Regulation S-K of the Securities and Exchange Commission, with the registrant or any of its directors, executive officers or members of their immediate family.

Mr. Gentilcore will be compensated pursuant to the following standard compensation arrangements for non-employee directors: an annual retainer of $55,000 plus an annual fee of $5,000 for service on the Audit & Finance Committee. In addition, as a non-employee director he will also be entitled to an annual equity award of $100,000 worth of restricted stock units valued on the date of each Annual Meeting with restrictions lapsing on the date of the next Annual Meeting. In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director. All of the foregoing fees are based on a June through May fiscal period and are paid quarterly in advance.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRIS, INC.

Date: December 12, 2013	By:	/s/ Peter W. Walcott
Peter W. Walcott, Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 10, 2013